Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Reports First Quarter 2022 Results

CHRISTIANSTED, U.S. Virgin Islands, April 22, 2022 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced financial and operating results for the first quarter of 2022.

First Quarter 2022 Highlights and Recent Developments

•The Company announced the creation of the Alternative Lending Group (“ALG”) and approved an initial equity capital commitment of up to $40 million for the purchase and origination of alternative mortgage loans. The Company acquired a total commitment amount of $18.5 million in loans, of which $17.8 million was outstanding at March 31, 2022.

•As of March 31, 2022, AAMC’s cash position was $54.3 million, which is net of the $17.8 million spent for the acquired loans.

•The Company intends to bring a lawsuit against our former director, Nathaniel Redleaf, and Luxor Capital Group, LP and certain of its funds and managed accounts (collectively, “Luxor”), for among other things, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, and breach of contract. The Company has taken steps to facilitate the filing of this lawsuit.

•The Company has hired Jason Kopcak as President and Chief Operating Officer to lead ALG, among other responsibilities and is expected to join AAMC in May 2022. Mr. Kopcak was most recently at Morgan Stanley, joining in September 2018 as an Executive Director with Morgan Stanley’s residential mortgage team within Global Capital Markets. Prior to Morgan Stanley, Mr. Kopcak worked at Nomura, a global financial services group, from May 2012 until September 2018 in a similar capacity.

•The Company also secured a right of first refusal with the technology company, ForumPay, to deploy crypto-enabled ATMs/Kiosks worldwide. AAMC has earmarked up to $2.0 million initially to fund both the acquisition of ATMs and build the operational capabilities of the business line.

•The Company entered into a settlement agreement with two institutional investors of its Series A preferred shares. The Company paid the institutional investors approximately $665 thousand in cash in exchange for 5,788 Series A shares ($5.79 million of liquidation preference) and recognized a gain of approximately $5.1 million to Additional paid in capital in the first quarter of 2022.

“After a challenging 2021, management of the Company has established a strong foundation for its future growth,” stated Thomas K. McCarthy, Interim Chief Executive Officer “and we are extremely fortunate to have hired Mr. Kopcak and expect with his expertise that we can execute on the ALG business plan in the form of bottom line profits while managing risk.”

First Quarter 2022 Financial Results

AAMC’s net loss to common shareholders for the first quarter of 2022 was $(3.7) million compared to net income of $5.9 million for the same period in 2021. Due to a $5.1 million gain on settlement of preferred shares, which was recorded directly to equity, but is included in the numerator of our earnings per share calculations, diluted earnings per share was $0.66 for the quarter, compared to $37.41 for the same period in 2021 which also included a $71.9 million gain on settlement of preferred shares.

About AAMC

AAMC is an alternative lending company that provides liquidity and capital to under-served markets. We also continue to assess opportunities that could potentially be of long-term benefit to shareholders such as our Crypto-ATMs

Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to develop our businesses, and to make them successful or sustain the performance of any such businesses; developments in the litigation regarding our redemption obligations under the Certificate of Designations of our Series A Convertible Preferred Stock; the filing of any lawsuit against Mr. Redleaf and Luxor; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2022	2021
Expenses:
Salaries and benefits	$924	$3,545
Legal fees	1,357	1,336
Professional fees	266	549
General and administrative	729	753
Acquisition charges	424	—
Total expenses:	3,700	6,183

Other (loss) income:
Change in fair value of Front Yard common stock	—	146
Foreign exchange loss, net	2	—
Change in fair value of equity securities	—	5,721
Dividend income	—	2,154
Interest expense	—	(36)
Other income	5	135
Total other income:	7	8,120

Net (loss) income from continuing operations before income taxes	(3,693)	1,937
Income tax expense	5	2,294
Net loss from continuing operations	(3,698)	(357)

Discontinued operations:
Gain on disposal of operation related to Front Yard	—	7,485
Income tax expense related to disposal	—	1,272
Net gain on discontinued operations	—	6,213

Net (loss) income	(3,698)	5,856
Net (loss) income attributable to common stockholders	$(3,698)	$5,856

Continuing operations earnings per share
Net loss from continuing operations	(3,698)	(357)
Gain on preferred stock transaction	5,122	71,883
Numerator for earnings per share from continuing operations	$1,424	$71,526

Discontinued operations earnings per share
Net income from discontinued operations	$—	$6,213

Earnings per share of common stock – basic:
Continuing operations – basic	$0.69	$38.78
Discontinued operations – basic	0.00	3.37
Earnings per basic common share	$0.69	$42.15
Weighted average common stock outstanding – basic	2,056,666	1,844,212

Earnings per share of common stock – diluted:
Continuing operations – diluted	$0.66	$34.42
Discontinued operations – diluted	0.00	2.99
Earnings per diluted common share	$0.66	$37.41
Weighted average common stock outstanding – diluted	2,174,002	2,078,077

Altisource Asset Management Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
	(unaudited)
Current assets:
Cash and cash equivalents	$54,370	$78,349
Loans held for sale	17,723	—
Prepaid expenses and other assets	1,752	1,837
Total current assets	73,845	80,186

Non-current assets:
Right-of-use lease assets	785	825
Other non-current assets	355	465
Total non-current assets	1,140	1,290
Total assets	$74,985	$81,476

Current liabilities:
Accrued salaries and employee benefits	$814	$983
Accounts payable and accrued liabilities	2,680	3,465
Short-term lease liabilities	144	139
Total current liabilities	3,638	4,587

Non-current liabilities:
Long-term lease liabilities	677	720
Other non-current liabilities	1,470	2,697
Total non-current liabilities	2,147	3,417
Total liabilities	5,785	8,004

Commitments and contingencies:	—	—

Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares authorized as of March 31, 2022 and December 31, 2021. 144,212 shares issued and outstanding and $144,212 redemption value as of March 31, 2022 and 150,000 shares issued and outstanding and $150,000 redemption value as of December 31, 2021.	144,212	150,000

Stockholders' deficit:
Common stock, $0.01 par value, 5,000,000 authorized shares; 3,422,391 and 2,061,411 shares issued and outstanding, respectively, as of March 31, 2022 and 3,416,541 and 2,055,561 shares issued and outstanding, respectively, as of December 31, 2021.	34	34
Additional paid-in capital	148,742	143,523
Retained earnings	53,753	57,450
Accumulated other comprehensive loss	48	54
Treasury stock, at cost, 1,360,980 shares as of March 31, 2022 and December 31, 2021.	(277,589)	(277,589)
Total stockholders' deficit	(75,012)	(76,528)
Total liabilities and equity	$74,985	$81,476